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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 22, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                               SEDONA CORPORATION
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             (Exact name of registrant as specified in its charter)



               Pennsylvania             0-15864                  95-4091769
             ---------------          -----------           ------------------
             (State or other          (Commission             (IRS Employer
             jurisdiction of            File No.)           Identification No.)
              incorporation)

          1003 W. Ninth Avenue      King of Prussia, PA            19406
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   (Address of principal executive offices)                      (Zip Code)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (610) 337-8400



                                 Not applicable
          ------------------------------------------------------------
          Former name or former address, if changed since last report)






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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On June 20, 2003, the Board of Directors was notified by Ernst & Young, LLP, the Company's independent auditors, that it was resigning from the account, effective June 20, 2003. The Company filed a Notification on Form 8-K on June 27, 2003 to that effect.

A new independent accountant, McGladrey & Pullen, LLP, a member firm of RSM International, has been engaged as of August 29, 2003 as the principal accountant to audit the Registrant's financial statements beginning with the fiscal year ended December 31, 2003.


ITEM 5. OTHER EVENTS

On August 22, 2003, the Company held its Annual Meeting of Shareholders. The Shareholders elected the following persons to serve as Directors until the Company's Annual Meeting of Shareholders in 2004:

         Mr. Marco Emrich             Mr. James Sargent
         Ms. Victoria Looney          Mr. Robert Shapiro
         Mr. Jack Pellicci            Mr. David Vey


The Shareholders of the Company also voted to increase the number of shares of common stock from one hundred million to one hundred twenty-five million.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Not applicable.


ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.


ITEM 9. REGULATION FD DISCLOSURE

Not applicable.








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SEDONA CORPORATION




Dated: September 3, 2003                By: /s/ Marco A. Emrich
       -----------------                   ----------------------------------
                                                   Marco A. Emrich
                                           Chief Executive Officer and President